Exhibit 7.(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Financial Statements" and to the use of our reports dated April 7, 2000 and March 28, 2000 (with respect to the financial statements of Southland Separate Account L1 and the finanical statements of Southland Life Insurance Company, respectively), in Post-Effective Amendment No. 7 to the Registration Statement (Form S-6 No. 33-97852) and related Prospectus of Southland Life Insurance Company and Southland Separate Account L1 dated May 1, 2000.



                                                           /s/ ERNST & YOUNG LLP


Atlanta, Georgia
October 13, 2000